EXHIBIT 99.01

PENDING TOBACCO LITIGATION

CLASS ACTION CASES:

The following Class Action cases were pending against Lorillard as of December 31, 2005, through February 24, 2006:

The case of Willard Brown v. The American Tobacco Company, et al. (Superior Court, San Diego County, California, filed June 10, 1997).

The case of Cleary v. Philip Morris Incorporated, et al. (Circuit Court, Cook County, Illinois, filed June 3, 1998).

The case of Cypret v. The American Tobacco Company, et al. (Circuit Court, Jackson County, Missouri, filed May 5, 1999). The Company is a defendant in the case.

The case of Daniels v. Philip Morris Incorporated, Inc., et al. (Superior Court, San Diego County, California, filed April 2, 1998).

The case of Engle v. R.J. Reynolds Tobacco Company, et al. (Circuit Court, Miami-Dade County, Florida, filed May 5, 1994).

The case of In re: Simon II Litigation v. R.J. Reynolds Tobacco Company, et al. (U.S. District Court, Eastern District, New York, filed September 6, 2000).

The case of Lowe v. Philip Morris Incorporated, et al. (Circuit Court, Multnomah County, Oregon, filed November 19, 2001). During 2003, the court granted defendants’ motion to dismiss the complaint. Plaintiffs have appealed.

The case of Parsons v. AC&S Inc., et al. (Circuit Court, Ohio County, West Virginia, filed February 27, 1998).

The case of Schwab v. Philip Morris USA, Inc., et al. (U.S. District Court, Eastern District, New York, filed May 11, 2004).

The case of Scott v. The American Tobacco Company, et al. (District Court, Orleans Parish, Louisiana, filed May 24, 1996).

The case of Young v. The American Tobacco Company, Inc., et al. (District Court, Orleans Parish, Louisiana, filed November 12, 1997). The Company is a defendant in the case.

REIMBURSEMENT CASES:

The following Reimbursement cases were pending against Lorillard as of December 31, 2005, through February [date forthcoming], 2006:

Reimbursement Cases by U.S. Governmental Entities -

The case of City of St. Louis [Missouri] v. American Tobacco Co., Inc., et al. (Circuit Court, City of St. Louis, Missouri, filed November 25, 1998). As many as 50 Missouri hospitals or hospital districts also are plaintiffs in this matter.

The case of United States of America v. Philip Morris Incorporated, et al. (U.S. District Court, District of Columbia, filed September 22, 1999).

Reimbursement Cases by Foreign Governments in U.S. Courts -

The case of The Republic of Panama v. The American Tobacco Company, Inc., et al. (Superior Court of Delaware, New Castle County, filed July 19, 2005). The Company is a defendant in this action.

The case of The State of Sáo Paulo of the Federative Republic of Brazil v. The American Tobacco Company, Inc., et al. (Superior Court of Delaware, New Castle County, filed July 19, 2005). The Company is a defendant in this action.

Reimbursement Cases by Indian Tribes -

The case of Crow Creek Sioux Tribe v. The American Tobacco Company, et al. (Tribal Court, Crow Creek Sioux Tribe, filed September 14, 1997).

Reimbursement Cases by Private Citizens -

The case of United Seniors Association, Inc., as a private attorney general v. Philip Morris USA, et al. (U.S. District Court, Massachusetts, filed August 4, 2005).

In addition, a Private Company Reimbursement Case has been filed outside the U.S.:

Clalit Health Services v. Philip Morris Inc., et al. (District Court, Jerusalem, Israel). The Company was dismissed from this action during 2005.

CONTRIBUTION CLAIMS -

The following Contribution case was pending against Lorillard as of December 31, 2005, through February [date forthcoming], 2006:

The case of Fibreboard Corporation, et al. v. R.J. Reynolds Tobacco Company, et al. (Superior Court, Alameda County, California, filed December 11, 1997).

ANTITRUST CLAIMS -

The case of Romero, et al v. Philip Morris, et al. (District Court, Rio Arriba County, New Mexico, filed February 9, 2000).

The case of Smith v. Philip Morris, et al. (District Court, Seward County, Kansas, filed February 7, 2000).

The case of Sanders v. Lockyer, et al. (N.D. Cal., filed June 9, 2004).